UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2014

VANDA PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34186	03-0491827
(Commission File No.)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue NW

Suite 300E

Washington, DC 20037

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (202) 734-3400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 18, 2014, the Board of Directors (the “Board”) of Vanda Pharmaceuticals Inc. (the “Company” or “Vanda”) determined that it was in the best interests of the Company and its stockholders to amend and restate the Second Amended and Restated Bylaws, and by resolution authorized, approved and adopted the Third Amended and Restated Bylaws of the Company (the “Third Amended and Restated Bylaws”). The Third Amended and Restated Bylaws became effective immediately upon their adoption.

The Third Amended and Restated Bylaws change the voting standard for the election of directors in uncontested elections from a plurality standard to a majority standard. The new majority standard will apply to the election of directors at the Company’s 2015 annual meeting of stockholders. Under the Third Amended and Restated Bylaws, a majority of votes cast means that the number of votes cast “for” a director’s election exceeds 50% of the votes cast with respect to that director’s election. For this purpose, votes cast shall include votes “against” a director’s election and shall exclude abstentions. In the event of a contested election, where the number of nominees for director exceeds the number of directors to be elected, a plurality of the votes standard will continue to apply.

In addition, the Third Amended and Restated Bylaws amended the information that must be included in a stockholder’s notice with respect to the nomination of a director, to require a written statement of the person that such stockholder intends to nominate, that such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the board of directors, in accordance with the Company’s Corporate Governance Guidelines.

The Third Amended and Restated Bylaws are filed as Exhibit 3.12 to this Current Report on Form 8-K. The foregoing description of the terms of the Third Amended and Restated Bylaws is qualified in its entirety by reference to the full text of such exhibit.

Item 8.01.	Other Events.

In connection with the adoption of the Third Amended and Restated Bylaws referred to in Item 5.03 of this Current Report on Form 8-K, the Board, upon the recommendation of the Nominating/Corporate Governance Committee of the Board, approved and adopted an amendment and restatement of the Company’s Corporate Governance Guidelines (the “Amended and Restated Guidelines”), which provides that the Board shall nominate for election or reelection as director only candidates who have tendered, in advance of such nomination, an irrevocable, conditional resignation that will be effective only upon both (i) the failure to receive the required vote at the next stockholders’ meeting at which such person faces reelection and (ii) the Board’s acceptance of such resignation. In addition, the Board shall fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with the Amended and Restated Guidelines.

Under the Amended and Restated Guidelines, if an incumbent director fails to receive the required vote for reelection, the Nominating/Corporate Governance Committee of the Board will act on an expedited basis to determine whether to accept the director’s resignation, and it will submit its recommendation for prompt consideration by the Board. The Nominating/Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.12	Third Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANDA PHARMACEUTICALS INC.

By:	/s/ James P. Kelly

Name:	James P. Kelly
Title:	Senior Vice President, Chief Financial Officer, Secretary, and Treasurer

Dated: September 22, 2014